UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2010
Cambium Learning Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34575	27-0587428

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Valley View Lane, Suite 400, Dallas, TX	75234-8923

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 932-9500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On March 11, 2010, Cambium Learning Group, Inc. (the “Company”) issued a press release and hosted a conference call announcing its financial results for the three and twelve months ended December 31, 2009. A copy of the press release is attached as Exhibit 99.1 hereto and a transcript (the “Transcript”) of the conference call is attached hereto as Exhibit 99.2.
This press release attached hereto as Exhibit 99.1 and the Transcript attached hereto as Exhibit 99.2, insofar as they disclose historical information regarding the Company’s results of operations and or financial condition for the three and twelve months ended December 31, 2009, are being furnished to the Securities and Exchange Commission under Item 2.02 of Form 8-K.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(c) On March 9, 2010, the Board of Directors (the “Board”) of the Company appointed Barbara Benson to the position of Principle Accounting Officer.
Ms. Benson, 39, has served as Controller for the Company since the December 8, 2009 merger transaction between Voyager Learning Company and VSS-Cambium Holdings II Corp. Prior to the merger, Ms. Benson served as Controller and Principal Accounting Officer for Voyager Learning Company since February 2009. Ms. Benson joined Voyager in March 2007 as Controller of the Voyager Expanded Learning operating unit. From 2004 until joining Voyager in March 2007, Ms. Benson held positions at Pegasus Solutions, Inc., a hotel technology provider of reservation, distribution, financial, and representation services, including Controller and Director of Financial Accounting and Reporting. Ms. Benson is a licensed Certified Public Accountant.
Ms. Benson is not a party to any arrangement or understanding pursuant to which she was appointed as an officer, nor is Ms. Benson a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01. Regulation FD Disclosure.
On March 15, 2010, Ron Klausner, the Company’s CEO and Brad Almond, the Company’s CFO, will be presenting a company overview at the 22nd Annual ROTH OC Growth Stock Conference in Laguna Niguel, California. A copy of the presentation materials is attached as Exhibit 99.3 and is incorporated by reference into this Current Report on Form 8-K.
The information in the accompanying Exhibit 99.3 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements
Some of the statements contained in the attached presentation constitute forward-looking statements. These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., and involve known and unknown risks, uncertainties and other factors that may cause the markets, actual results, levels of activity, performance or achievements of Cambium Learning Group, Inc. to be materially different from any actual future results, levels of activity, performance or achievements. These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K-12 enrollment and demographic trends, the level of educational and education technology funding, the impact of federal, state and local regulatory requirements on the business of the company, the loss of key personnel, the impact of competition and the risk that competitors will seek to capitalize on the risks and uncertainties confronting the new combined company, the uncertainty of general economic conditions and financial market performance, and those other risks and uncertainties listed under the heading “RISK FACTORS” in Cambium Learning Group, Inc.’s Registration Statement on Form S-4 (File No. 333-161075), as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Cambium Learning Group, Inc. does not assume or undertake any obligation to update the information contained in this presentation, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.
Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 11, 2010.
99.2	Transcript of Cambium Learning Group’s investor conference call held on March 11, 2010.
99.3	Presentation, dated March 15, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 15, 2010

CAMBIUM LEARNING GROUP, INC.
By:	/s/ Todd W. Buchardt
Todd W. Buchardt
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated March 11, 2010.
99.2	Transcript of Cambium Learning Group’s investor conference call held on March 11, 2010.
99.3	Presentation, dated March 15, 2010.